Calculation of Filing Fee Tables
S-3
Nakamoto Inc.
Table 1: Newly Registered and Carry Forward Securities	☑Not Applicable
	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
		Total Offering Amounts:				$ 0.00		$ 0.00
		Total Fees Previously Paid:						$ 0.00
		Total Fee Offsets:						$ 0.00
		Net Fee Due:						$ 0.00
Table 2: Fee Offset Claims and Sources	☑Not Applicable
	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims
Fee Offset Sources
Table 3: Combined Prospectuses	☐Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
1	Equity	Common stock, par value $0.001 per share	414,171,451	$ 1,636,329,907.20	S-3	333-290248	09/15/2025
2	Equity	Common stock, par value $0.001 per share	77,010	$ 423,055.00	S-1	333-274606	09/20/2023
3	Equity	Common stock issuable upon exercise of IPO Warrants	486,719	$ 3,080,931.27	S-1	333-274606	09/20/2023
Prospectus Note
[1]	(1) No registration fee is payable in connection with (i) 265,338,383 shares of common stock, par value $0.001 per share ("Common Stock"), (ii) 61,704,975 shares of Common Stock underlying the Pre-Funded Warrants, (iii) 72,095,798 shares of Common Stock previously issued upon exercise of Pre-Funded Warrants, (iv) 3,135,207 shares of Common Stock previously offered, issued and sold to those certain Selling Stockholders pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act") and (v) 11,897,088 shares of Common Stock previously issued to advisors of the Company pursuant to Section 4(a)(2) of the Securities Act (together, the 414,171,451 shares of Common Stock) that were previously registered under the registrant's registration statement on Form S-3 (File No. 333-290248), originally filed with the U.S. Securities and Exchange Commission (the "SEC") on September 15, 2025, and amended by Post-Effective Amendment No. 1 filed with the SEC on December 5, 2025 and Post-Effective Amendment No. 2 filed with the SEC on March 30, 2026 (together, the "Prior 2025 Registration Statement," as further amended and/or supplemented). The shares included in this Registration Statement represent a portion of the securities previously registered under the Prior 2025 Registration Statement that remain unsold and are included in this Registration Statement's combined prospectus pursuant to Rule 429 under the Securities Act. See "Explanatory Note" in this Registration Statement. The Maximum Aggregate Offering Price of Securities Previously Registered set forth above is presented solely with respect to the portion of the previously registered securities included in this combined prospectus and is based on the assumed offering price used to calculate the registration fee in the Prior 2025 Registration Statement's filing fee table, calculated pursuant to Rule 457 under the Securities Act. Pursuant to Rule 416 under the Securities Act, the Company also registered an indeterminate number of additional shares of Common Stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

[2]	(2) No registration fee is payable in connection with the 563,729 shares of Common Stock that were previously registered under the registrant's registration statement on Form S-1 (File No. 333-274606), originally filed with the SEC on September 20, 2023, and amended by Post-Effective Amendment No. 1 filed with the SEC on April 29, 2025 (together, the "Prior 2023 Registration Statement," as further amended and/or supplemented). Such 563,729 shares consist of (i) 77,010 shares of Common Stock and (ii) 486,719 shares of Common Stock issuable upon exercise of the IPO Warrants. Such shares included in the Registration Statement represent a portion of the securities previously registered under the Prior 2023 Registration Statement that remain unsold and are included in this Registration Statement's combined prospectus pursuant to Rule 429 under the Securities Act. See "Explanatory Note" in this Registration Statement. The Maximum Aggregate Offering Price of Securities Previously Registered set forth above is presented solely with respect to the portion of the previously registered securities included in this combined prospectus and is based on the assumed offering prices used to calculate the registration fee in the Prior 2023 Registration Statement's filing fee table, calculated pursuant to Rule 457 under the Securities Act. Pursuant to Rule 416 under the Securities Act, the Company also registered an indeterminate number of additional shares of Common Stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.

[3]	(2) No registration fee is payable in connection with the 563,729 shares of Common Stock that were previously registered under the registrant's registration statement on Form S-1 (File No. 333-274606), originally filed with the SEC on September 20, 2023, and amended by Post-Effective Amendment No. 1 filed with the SEC on April 29, 2025 (together, the "Prior 2023 Registration Statement," as further amended and/or supplemented). Such 563,729 shares consist of (i) 77,010 shares of Common Stock and (ii) 486,719 shares of Common Stock issuable upon exercise of the IPO Warrants. Such shares included in the Registration Statement represent a portion of the securities previously registered under the Prior 2023 Registration Statement that remain unsold and are included in this Registration Statement's combined prospectus pursuant to Rule 429 under the Securities Act. See "Explanatory Note" in this Registration Statement. The Maximum Aggregate Offering Price of Securities Previously Registered set forth above is presented solely with respect to the portion of the previously registered securities included in this combined prospectus and is based on the assumed offering prices used to calculate the registration fee in the Prior 2023 Registration Statement's filing fee table, calculated pursuant to Rule 457 under the Securities Act. Pursuant to Rule 416 under the Securities Act, the Company also registered an indeterminate number of additional shares of Common Stock issuable by reason of any stock dividend, stock split, recapitalization or other similar transaction.